UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2025

Verrica Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38529	46-3137900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 W. Gay St., Suite 400 West Chester, PA	19380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 453-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	VRCA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

Private Placement of Common Stock and Warrants

On November 23, 2025, Verrica Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement with certain institutional investors (the “Institutional Investor Purchase Agreement”) and a Securities Purchase Agreement with other accredited investors (together with the Institutional Investor Purchase Agreement, the “Purchase Agreements” and the investors under the Purchase Agreements, the “Purchasers”), pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement transaction (the “Private Placement”) an aggregate of (i) 6,499,826 shares (the “Shares”) of the Company’s common stock, par value $0.0001 (“Common Stock”), (ii) with respect to certain Purchasers, pre-funded warrants to purchase 5,305,164 shares of Common Stock (the “Pre-Funded Warrants”) in lieu of Shares and (iii) in either case, accompanying Series C warrants to purchase 2,951,241 shares of Common Stock (the “Series C Warrants”). The purchase price per share of Common Stock and accompanying Series C Warrant is $4.24125 per share (the “Purchase Price”) and the purchase price for the Pre-Funded Warrants and accompanying Series C Warrant is the Purchase Price minus $0.0001 per Pre-Funded Warrant. The Company anticipates receiving gross proceeds of approximately $4.24115 million from the Private Placement, before deducting fees payable to the placement agent for the Private Placement and offering expenses payable by the Company, and without giving effect to any exercises of the Series C Warrants. The Private Placement is expected to close on or about November 25, 2025 (the “Closing”), subject to satisfaction of customary closing conditions.

The Pre-Funded Warrants have a per share exercise price of $0.0001, subject to proportional adjustments in the event of stock splits or combinations or similar events. The Pre-Funded Warrants will not expire until exercised in full. The Series C Warrants are immediately exercisable and have a per share exercise price of $6.315, subject to proportional adjustments in the event of stock splits or combinations or similar events, as well as adjustments for future issuances by the Company below the exercise price of the Series C Warrant subject to the limitations and carve outs set forth therein. The Series C Warrants will expire on the fifth anniversary of the Closing. Neither the Pre-Funded Warrants nor the Series C Warrants may be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 19.99% or, in certain cases, 9.99%.

On November 23, 2025, the Company also entered into a Registration Rights Agreement with the Purchasers. Under the terms of the Registration Rights Agreement, the Company has agreed to prepare and file, within 30 days after the Closing, one or more registration statements with the Securities and Exchange Commission to register for resale the Common Stock and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Series C Warrants issued pursuant to the Purchase Agreements, and to cause the applicable registration statements to become effective within a specified period.

The Purchase Agreements contain customary representations, warranties and covenants. Such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties to the Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreements are included with this filing only to provide investors with information regarding the terms of transaction and not to provide investors with any other factual information regarding the Company.

Pursuant to the Institutional Investor Purchase Agreement, the Company has also agreed to appoint a designee selected by Caligan Partners LP (“Caligan”) as a Class I member of the Company’s Board of Directors (“Board”) promptly following the Closing. Caligan will retain the right to appoint a Board member for so long as it continues to hold at least half of the Pre-Funded Warrants it purchased in the Private Placement, subject to compliance with Nasdaq listing rules. In addition, so long as Caligan has the right to appoint a Board member, Caligan will also have the right to designate a Board observer.

Pursuant to the Institutional Investor Purchase Agreement, the Company has agreed to use $35.0 million of the net proceeds of the Private Placement to settle its outstanding obligations, and terminate all outstanding commitments, under that certain Credit Agreement dated as of July 26, 2023, as amended and waived from time to time, by and between the Company, as borrower, and OrbiMed Royalty & Credit Opportunities IV, LP, as a lender, each other lender that may from time to time become a party thereto (collectively, the “Lenders”), and OrbiMed Royalty & Credit Opportunities IV, LP, as administrative agent for the Lenders. The Credit Agreement provided for a five-year senior secured credit facility in an aggregate principal amount of up to $125.0 million, of which the Company had borrowed $50.0 million.

The foregoing is only a summary of the terms of the Purchase Agreements, the Registration Rights Agreement, the Pre-Funded Warrants issued under the Purchase Agreements and the Series C Warrants issued under the Purchase Agreements. It does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the form of the Institutional Investor Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, (ii) the form of the Purchase Agreement with other accredited investors, a copy of which is attached to the Current Report on Form 8-K as Exhibit 10.2, (iii) the form of the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3, (iv) the form of Pre-Funded Warrant issued under the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1, and (v) the form of Series C Warrant issued under the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.2.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the securities to be sold and issued under the Purchase Agreements as set forth under Item 1.01 of this report is incorporated by reference under this Item 3.02.

The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Based in part upon the representations of the Purchasers in the Purchase Agreement, the Company relied on the exemptions afforded by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Regulation D under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy any securities of the Company.

Item 8.01	Other Events.

On November 24, 2025, the Company issued a press release announcing the Private Placement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Form of Pre-Funded Warrant.

4.2	Form of Series C Warrant.

10.1	Form of Securities Purchase Agreement with institutional investors, dated November 23, 2025

10.2	Form of Securities Purchase Agreement with other accredited investors, dated November 23, 2025

10.3	Form of Registration Rights Agreement, dated November 23, 2025, by and among Verrica Pharmaceuticals, Inc. and the Purchasers.

99.1	Press Release, dated November 24, 2025

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verrica Pharmaceuticals Inc.

Date: November 24, 2025	/s/ John J. Kirby
John J. Kirby
Interim Chief Financial Officer